                                                                   EXHIBIT 11. 0


                          NEUROMEDICAL SYSTEMS, INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE


                      THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                      ---------------------------    -------------------------
                         1997            1996           1997          1996
                      -----------     -----------    -----------   ---------
Weighted average
number of common
shares outstanding     30,915,718      29,089,407     30,870,768     28,948,946


Net loss for period   $(8,769,000)    $(7,378,000)  $(18,494,000)  $(14,225,000)
                      ------------    ------------  -------------  -------------

Net loss per share    $     (0.28)    $     (0.25)  $      (0.60)  $      (0.49)
                      ============    ============  =============  =============

                          NEUROMEDICAL SYSTEMS, INC.
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                             JUNE 30,                             JUNE 30,
                                ---------------------------------     ----------------------------------
                                       1997            1996                 1997             1996
                                ----------------   --------------     ---------------   ----------------
Weighted average number of
common shares outstanding            30,915,718      29,089,407           30,870,768       28,948,946

Assumed exercise of stock
  options and warrants
   using the treasury
   stock method (1)                     849,186       3,456,202            1,064,228        3,676,781
                                    ------------    ------------         ------------     ------------

Weighted average number of
common and common
 equivalent shares outstanding       31,764,824      32,545,609           31,934,996       32,625,727
                                    ============    ============         ============     ============


Net loss for period                 $(8,769,000)    $(7,378,000)        $(18,494,000)    $(14,225,000)
                                    ------------    ------------        -------------    -------------


Net loss per share                  $     (0.28)    $     (0.23)        $      (0.58)    $      (0.44)
                                    ============    ============        =============    =============




(1) FOR PURPOSES OF CALCULATING THE NUMBER OF SHARES ISSUABLE UPON EXERCISE OF OUTSTANDING STOCK OPTIONS AND WARRANTS, THE DAILY AVERAGE CLOSING STOCK PRICE OF $8.82 WAS USED FOR SIX MONTHS OF 1997, $7.52 WAS USED FOR THREE MONTHS OF 1997, $19.94 WAS USED FOR SIX MONTHS OF 1996, AND $18.57 WAS USED FOR THREE MONTHS OF 1996.